Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated December 15, 2008, by and between Imperiali, Inc., a Florida corporation (“Company”); the shareholders of I1 Connect, Inc., a Florida corporation (“I1 Connect Shareholders”) whose signatures appear on the Counterpart Signature Pages of this Agreement; the shareholders of I1 Films, Inc., a Florida corporation (“I1 Films Shareholders”) whose signatures appear on the Counterpart Signature Pages of this Agreement; and the shareholders of Imperiali Telecom, Inc., a Florida corporation (“Imperiali Telecom Shareholders”) whose signatures appear on the Counterpart Signature Pages of this Agreement; (the I1 Connect Shareholders, the I1 Films Shareholders and the Imperiali Telecom Shareholders shall collectively be referred to as the “Shareholders”, and each of those persons individually, a “Shareholder”).

RECITALS

WHEREAS, the Company is the majority shareholder of I1 Connect and the Company desires to acquire from the I1 Connect Shareholders all 2,504,000 outstanding shares of I1 Connect that the Company currently does not own, solely in exchange for an aggregate of 2,504,000 shares of authorized, but theretofore unissued shares of Company common stock, par value $0.001 per share (“Common Stock”), which represents a 1:1 basis.

WHEREAS, each I1 Connect Shareholder desires to exchange all of their beneficially owned shares of I1 Connects capital stock solely for shares of Common Stock in the amount set forth herein.

WHEREAS, the Company is the majority shareholder of I1 Films and the Company desires to acquire from the I1 Films Shareholders all 176,000 outstanding shares of I1 Films that the Company currently does not own, solely in exchange for an aggregate of 176,000 shares of authorized, but theretofore unissued shares of Common Stock, which represents a 1:1 basis.

WHEREAS, each I1 Films Shareholder desires to exchange all of their beneficially owned shares of I1 Films’ capital stock solely for shares of Common Stock in the amount set forth herein.

WHEREAS, the Company is the majority shareholder of Imperiali Telecom and the Company desires to acquire from the Imperiali Telecom Shareholders all 2,000 outstanding shares of Imperiali Telecom that the Company currently does not own, solely in exchange for an aggregate of 2,000 shares of authorized, but theretofore unissued shares of Common Stock, which represents a 1:1 basis.

WHEREAS, each Imperiali Telecom Shareholder desires to exchange all of their beneficially owned shares of Imperiali Telecom’s capital stock solely for shares of Common Stock in the amount set forth herein.

WHEREAS, it is the intent of the parties that the contemplated transactions be structured so as to qualify as a tax-free exchange under Section 368 of the Internal Revenue Code of 1986, as amended (the “IRC”), and the provisions of this Agreement will be interpreted in a manner consistent with this intent.

WHEREAS, the contemplated transactions shall be consummated pursuant to and in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

SECTION 1.  Acquisition and Exchange Of Shares

1.1           The Agreement.

(a)           The parties agree that Company shall acquire from the I1 Connect Shareholders 2,504,000 shares of common stock of I1 Connect, which represents 100% of all of the issued and outstanding shares of capital stock of I1 Connect not already owned by the Company, solely in exchange for an aggregate of 2,504,000 shares of authorized, but theretofore unissued shares of Common Stock. The parties agree that at the closing of the transactions contemplated by this Agreement, I1 Connect will become wholly-owned subsidiary of Company subject to the conditions set forth herein.

(b)           The parties agree that Company shall acquire from the I1 Films Shareholders 176,000 shares of common stock of I1 Films, which represents 100% of all of the issued and outstanding shares of capital stock of I1 Films not already owned by the Company, solely in exchange for an aggregate of 176,000 shares of authorized, but theretofore unissued shares of Common Stock. The parties agree that at the closing of the transactions contemplated by this Agreement, I1 Films will become wholly-owned subsidiary of Company subject to the conditions set forth herein.

(c)           The parties agree that Company shall acquire from the Imperiali Telecom Shareholders 2,000 shares of common stock of Imperiali Telecom, which represents 100% of all of the issued and outstanding shares of capital stock of Imperiali Telecom not already owned by the Company, solely in exchange for an aggregate of 2,000 shares of authorized, but theretofore unissued shares of Common Stock. The parties agree that at the closing of the transactions contemplated by this Agreement, Imperiali Telecom will become wholly-owned subsidiary of Company subject to the conditions set forth herein.

1.2           Exchange of Shares.

(a)           At the closing, defined in Section 2.1 below (“Closing”), Company will cause to be issued and held for delivery to the:

(i)
I1 Connect Shareholders or their designees, stock certificates representing an aggregate of 2,504,000 shares of Common Stock, in exchange for 2,504,000 shares of common stock of I1 Connect, which represents 100% of all of the issued and outstanding shares of capital stock of I1 Connect not already owned by the Company, which shares will be delivered to Company at the Closing;

(ii)
I1 Films Shareholders or their designees, stock certificates representing an aggregate of 176,000 shares of Common Stock, in exchange for 176,000 shares of common stock of I1 Films, which represents 100% of all of the issued and outstanding shares of capital stock of I1 Films not already owned by the Company, which shares will be delivered to Company at the Closing; and

(iii)
Imperiali Telecom Shareholders or their designees, stock certificates representing an aggregate of 2,000 shares of Common Stock, in exchange for 2,000 shares of common stock of Imperiali Telecom, which represents 100% of all of the issued and outstanding shares of capital stock of Imperiali Telecom not already owned by the Company, which shares will be delivered to Company at the Closing.

(b)           The shares of Common Stock to be issued pursuant to paragraph (a) of this Section 1.2 will be authorized, but theretofore unissued shares of Common Stock, and will be issued to the Shareholders as more fully described on Schedule 1.2 herein.

(c)           All shares of Common Stock to be issued hereunder shall be deemed “restricted securities” as defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and each Shareholder will represent in writing that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of the shares.  All shares of Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated there under. Certificates representing the shares of Common Stock to be issued hereunder will bear a restrictive legend in substantially the following form:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.

SECTION 2.   Closing.

2.1           Closing.                      Closing shall take place at the offices of the Company at 10:00 A.M. on December 15, 2008 (the “Closing” or “Closing Date”), or at another time, date, and place mutually agreed to by the parties.

SECTION 3.  Representations and Warranties of Shareholders.

3.1           Shareholders’ Representations and Warranties. As of the Closing Date, each Shareholder individually represents and warrants to Company with respect to itself and its shares of common stock as follows:

3.1.1                      Beneficial Ownership.  With respect to (i) I1 Connect Shareholders, the I1 Connect Shareholder is the sole record and beneficial holder of all issued and outstanding shares of capital stock of I1 Connect, as described below, and the Shareholder owns such shares free and clear of all liens, restrictions and claims of any kind; (ii) I1 Films Shareholders, the I1 Films Shareholder is the sole record and beneficial holder of all issued and outstanding shares of capital stock of I1 Films, as described below, and the Shareholder owns such shares free and clear of all liens, restrictions and claims of any kind; (iii)  Imperiali Telecom Shareholders, the Imperiali Telecom Shareholder is the sole record and beneficial holder of all issued and outstanding shares of capital stock of Imperiali Telecom, as described below, and the Shareholder owns such shares free and clear of all liens, restrictions and claims of any kind;

3.1.2                      Authorization; Validity. This Agreement has been duly and validly executed and delivered by the Shareholder, and is the legal, valid, and binding obligation of the Shareholder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors’ rights and by the availability of equitable remedies. This Agreement has been voluntarily entered into by the Shareholder.

3.1.3                      Consents. Other than is set forth herein, no approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by the Shareholder of the transactions contemplated by this Agreement.

3.1.4                      Violations. Other than is set forth herein, the execution, delivery, or performance of this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance upon any property or assets of the Shareholder, under any agreement, lease, or other instrument to which such Shareholder is a party or by which any of the property or assets of such Shareholder is bound; or (ii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator.

3.1.5                      Agreement Drafted by Company’s Attorney. The Shareholder acknowledges that Company’s counsel prepared this Agreement and that the Shareholder: (i) has been advised to seek the advice of independent counsel; (ii) has had the opportunity to seek the advice of independent counsel; (iii) has received no representations from the Company or I1 Connect or I1 Films or Imperiali Telecom, as applicable, about the tax consequences of this Agreement; (iv) has been advised by the Company that this Agreement may have tax consequences; (v) has been advised by the Company to seek the advice of independent tax counsel; and (vi) has had opportunity to seek the advice of independent tax counsel.

3.2           Survival of Representations and Warranties. Each of the representations and warranties in Sections 3.1 shall survive the Closing until the expiration of all applicable statute of limitations periods.

SECTION 4.  Representations and Warranties of Company.

4.1           Company’s Representations and Warranties. As of the Closing Date, Company represents and warrants to each Shareholder as follows:

4.1.1                      Capital Structure. The capitalization of Company consists of 500,000,000 shares of common stock, $0.001 par value (“Common Stock”), of which 36,961,319 shares are issued and outstanding. All of the issued and outstanding capital stock of Company has been duly authorized and validly issued, and is fully paid and no assessable, free of preemptive rights, and not subject to any restriction on transfer under the Articles of Incorporation or Bylaws of Company or any agreement to which Company is a party or of which Company has been given notice. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Company, or obligating Company to transfer any additional shares of its capital stock of any class or any other securities.

4.1.2                      Organization and Good Standing. Company is duly qualified as a Florida corporation and is in good standing in any jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

4.1.3                      Authorization; Validity. The execution, delivery, and performance of this Agreement by Company have been duly and validly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Company, and is the legal, valid, and binding obligation of Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors’ rights and by the availability of equitable remedies.

4.1.4                      Consents. Other than is set forth herein, no approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Company of the transactions contemplated by this Agreement.

4.1.5                      Violations. The execution, delivery, or performance of this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default under, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance on any property or assets of Company under, any agreement, lease, or other instrument to which Company is a party or by which any of the property or assets of Company are bound; (ii) violate any permit, license, or approval required by Company to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of Company’s Articles of Incorporation or Bylaws.

4.2           Survival of Representations and Warranties. Each of the representations and warranties in Section 4.1 shall survive the Closing until the expiration of all applicable statute of limitations periods.

SECTION 5.  Access to Records.

5.1           Company agrees that from the date of this Agreement and until the Closing that the Company shall provide Shareholders and their representatives access to all records of Company that they reasonably may request.

SECTION 6.  Conditions Precedent to Obligations of Company.

Unless, at the Closing, each of the following conditions is either satisfied or waived by Company in writing, Company shall not be obligated to effect the transactions contemplated by this Agreement:

6.1           Representations and Warranties. The representations and warranties of each Shareholder shall be true and correct as of the Closing.

6.2           Items to be Delivered at Closing. Each Shareholder shall have tendered for delivery to Company the following:

6.2.1                      Delivery of Shares. Stock certificates representing 100% of the shares held by each Shareholder duly endorsed in blank or accompanied by duly executed stock powers with all requisite transfer tax stamps attached, as more fully described on Schedule 1.2 herein.

6.2.2                      Investment Letter. An investment letter, in the form attached hereto as Appendix A, duly executed by each Shareholder.

6.3           Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident to this Agreement, shall be satisfactory in form and substance to Company and Company’s counsel, whose approval shall not be withheld unreasonably.

SECTION 7.  Conditions Precedent to Obligations of Shareholders.

Unless, at the Closing, each of the following conditions is either satisfied or waived by the Shareholders in writing, the Shareholders shall not be obligated to effect the transactions contemplated by this Agreement.

7.1           Representations and Warranties. The representations and warranties of Company shall be true and correct as of the Closing.

7.2           Items to be Delivered at Closing. Company shall have tendered for delivery to the Shareholders stock certificates representing 2,682,000 shares of Common Stock duly issued in the name of the Shareholders, as more fully described on Schedule 1.2 herein.

7.3           Performance of Covenants. Company shall have performed and complied in all respects with the covenants and agreements required by this Agreement.

SECTION 8.  Notices.

Any notice, request, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered, given, and received for all purposes if written and if (i) delivered personally, by facsimile, or by courier or delivery service, at the time of such delivery; or (ii) directed by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, two business days after such delivery to the United States Postal Service.

If to Company:	Daniel Imperato
Imperiali, Inc.
222 Lakeview Avenue, Suite 160
West Palm Beach, Florida 33401

If to a Shareholder:	At the address set for the on the
Shareholder’s Counter Part Signature Page

Any party may change the address to which notices are to be mailed by giving notice as provided herein to all other parties.

SECTION 9.  Miscellaneous.

9.1           Survival of Representations and Warranties; Limitation of Liability. The representations and warranties of each of the parties contained herein shall survive the execution and delivery hereof, and performance of obligations hereunder, and continue in full force and effect forever hereafter (subject to any applicable statutes of limitations).

9.2           No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors, assigns, heirs or legal representatives, as the case may be.

9.3           Entire Agreement. This Agreement (including the documents referred to herein and the Schedules hereto) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

9.4           Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors, assigns, heirs or legal representatives, as the case may be.

9.5           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

9.6           Headings. The paragraph and subparagraph headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

9.8           Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.9           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.10           Conflict of Terms. In the event of a conflict of terms and conditions between this Agreement and any other agreement, the terms and conditions of this Agreement shall prevail.

9.11           General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

9.11.1                      The terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

9.11.2                      Accounting terms not otherwise defined herein have the meanings given to them in accordance with generally accepted accounting principles;

9.11.3                      References herein to “paragraphs”, “subparagraphs” and other subdivisions without reference to a document are to designated paragraphs, subparagraphs and other subdivisions of this Agreement;

9.11.4                      A reference to a subparagraph without further reference to a paragraph is a reference to such subparagraph as contained in the same paragraph in which the reference appears;

9.11.5                      The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

9.11.6                      The term “include” or “including” shall mean without limitation by reason of enumeration.

9.11.7                      Incorporation of Schedules. The schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

ATTEST:	COMPANY:

By: _________________	By:	/s/ Daniel J. Imperato
Daniel J. Imperato,
Interim Non-Executive Chairman Emeritus

SHAREHOLDERS:

[See Counterpart Signature Pages Attached]

COUNTERPART SIGNATURE PAGE
TO
SHARE EXCHANGE AGREEMENT
(the “Exchange Agreement”)
dated December 15, 2008
between and among
Imperiali, Inc.
and
the Shareholders whose signatures
appear on the Counterpart Signature Pages thereto
---------------------------------------------------------------------

By execution of this Counterpart Signature Page and upon acknowledgment by Imperiali, Inc., the undersigned agrees to become a party to and be bound by the terms of the Exchange Agreement, and the undersigned shall be deemed a "Shareholder" under the Exchange Agreement.

[Individuals]	[Entities]

__________________________________	___________________________________

By:________________________________
Name: _________________	Name:______________________________
Title:_______________________________
Date: __________________	Date:____________________________

ACKNOWLEDGMENT:

Imperiali, Inc. hereby acknowledges execution of this Counterpart Signature Page by the above Shareholder(s).

IMPERIALI, INC.

By:________________________
Daniel J. Imperato,
Interim Non-Executive Chairman Emeritus

Schedule 1.2

Transfer of Shares of Stock

Pursuant to the terms of the Share Exchange Agreement, on the Closing Date, the (i)  I1 Connect Shareholders shall exchange all 2,504,000 shares of their common stock of I1 Connect for 2,504,000 shares of Common Stock of the Company, which constitutes a 1:1 basis; (ii) I1 Films Shareholders shall exchange all 176,000 shares of their common stock of I1 Films for 176,000 shares of Common Stock of the Company, which constitutes a 1:1 basis; and (iii) Imperiali Telecom Shareholders shall exchange all 2,000 shares of their common stock of Imperiali Telecom for 2,000 shares of Common Stock of the Company, which constitutes a 1:1 basis. Accordingly, each Shareholder agrees to deliver to the Company his original common stock share certificate(s) (in the specific amounts set forth next to such Shareholder’s names), along with any necessary stock transfer stamps and duly executed stock powers in a form satisfactory to Company; and Company agrees to deliver to each Shareholder Common Stock share certificates representing the number of shares of Company in the specific amounts set forth next to such Shareholder’s name.

	No. of Shares of Common Stock to be Delivered by Shareholder:
Name of Shareholder	I1 Connect	I1 Films	Imperiali Telecom	No. of Shares of Common Stock to be Issued to Shareholder

ARATIN, GREG	20,000	-	-	20,000
BAUM, KURT	10,000	-	-	10,000
BELL, DAVID A	2,500	5,000	2,000	9,500
BELL, MICHAEL	2,500	-	-	2,500
BONER, MELVIN	5,000	-	-	5,000
BONER, NEIL	20,000	-	-	20,000
BRICMONT, BERNARD	15,000	20,000	-	35,000
BRY, WILLIAM E	25,000	6,000	-	31,000
CRISI, _____	1,000	-	-	1,000
FORT SMITH WASTE PAPER COMPANY BROKERS-GRADERS AND PACKERS OF WASTE PAPER	1,000,000	-	-	1,000,000
GILBERT, JOHN A & SANDY	80,000	-	-	80,000
GIOSEFFI, TOM	40,000	-	-	40,000
GLICKMAN, Z.	2,500	-	-	2,500
GOEBEL, GREG	2,500	-	-	2,500
HAMBURGER, JULIAN	10,000	-	-	10,000
HANDY, TOM L.	30,000	10,000	-	40,000
HARNISH, PAUL & DOROTHY K.	216,000	-	-	216,000
HAUBENSTRICKER, JOHN & BETH	3,000	-	-	3,000
JORDAN, GEORGE & BETTE P.	60,000	-	-	60,000
KRAUSER, JACK T	20,000		-	20,000
KRIEL, EDWIN HAYWOED	30,000	-	-	30,000
LAMBERT, RAYMOND S	50,000	-	-	50,000
LONG, M.B.	650,000	-	-	650,000
MAIN, RALPH R	20,000	-	-	20,000
MCLANSEY, JOSE W. JR.	38,000	-	-	38,000
MCRAE, E.R.	5,000	-	-	5,000
MOLDEN, NICK	2,500	5,000	-	7,500
PECK, ____	2,000	-	-	2,000
PENDLETON, PAUL B & ELIZABETH	5,000	-	-	5,000
PYSCZYNSKI, STAN	4,000	-	-	4,000

ROSENTHAL, ROBERTO L.	10,000	-	-	10,000
SANDERS, EUGENE A. OR BETSY	-	30,000	-	30,000
SOENNEKER, HENRY	5,000	-	-	5,000
TARRANT, THOMAS	100,000	-	-	100,000
VIGIL, RONALD W	10,000	-	-	10,000
WAYLONIS, J. ROBERT	5,000	100,000	-	105,000
WILLIS, ARTUR	2,500	-	-	2,500

TOTAL	2,504,000	176,000	2,000	2,682,000

Appendix A

Investment Letter

INVESTMENT LETTER

In connection with the issuance to me of shares of Imperiali, Inc., a Florida corporation (the "Company"), I represent that those shares are being acquired for investment and not with a view to, or for resale in connection with, any distribution of those shares.

I intend to hold the shares issued to me for investment for my own account and I do not presently intend to dispose of all or any part of those shares.

I understand that the shares issued to me will not have been registered under the Securities Act of 1933, as amended, by reason of a specific exemption under the provisions of the Act.

I am an "Accredited Investor", as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), who, alone or with my advisors, have the ability and investment sophistication to understand the information provided to me and to determine any need which I may have for additional information.

I hereby represent to the Company that I have sufficient knowledge and experience in financial and business matters to evaluate the potential risk of this investment and that I have been afforded access to all information concerning the Company that I have reasonably requested.

I consent that the Company, if it so desires, may permit the transfer of shares referred to in this letter without registration under the Securities Act only upon compliance with the condition that (i) I give prior written notice to counsel for the Company, setting forth my intention to effectuate the transfer and describing briefly the manner of proposed transfer, and (ii) I thereafter receive an opinion of counsel for the Company, or a "no action" letter from the Securities and Exchange Commission, that the proposed transfer may be effected lawfully without registration of the shares under the Securities Act.

I agree that a legend to that effect shall be placed on the certificate or certificates delivered to me or any substitute therefore.

I further agree that the Company may place a stop-transfer order with the Company's transfer agent prohibiting transfer of the shares until the above conditions and terms have been fulfilled.

Very truly yours,
_____________________
_____________________
_____________________
Print Name(s) and Capacity

Dated: ________, 2008